Exhibit 23

Consent of Independent Registered Public Accounting Firm

Investment Committee of the
Perrigo Company Profit-Sharing and Investment Plan
Allegan, Michigan
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-192946) of Perrigo Company of our report dated June 27, 2016, relating to the financial statements and supplemental schedule of Perrigo Company Profit-Sharing and Investment Plan which appears in this Form 11-K for the year ended December 31, 2015.

/s/ BDO USA, LLP

BDO USA, LLP
Grand Rapids, Michigan
June 27, 2016